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                                EXHIBIT 21

                 SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


          The following lists the subsidiaries of the Registrant and the state or jurisdiction of incorporation.

     NAME AND ADDRESS OF SUBSIDIARY          STATE OF INCORPORATION
     ------------------------------          ----------------------
1.     ChoiceOne Bank                               Michigan
       109 East Division
       Sparta, Michigan 49345

2.     ChoiceOne Insurance Agencies, Inc.           Michigan
       440 West Division
       Sparta, Michigan 49345
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